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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 13, 2002

MacroPore Biosurgery, Inc.
(Exact name of registrant as specified in its charter.)

Delaware (State or other jurisdiction of incorporation or organization)	33-0827593 (I.R.S. Employer Identification No.)
6740 Top Gun Street, San Diego, California (Address of principal executive offices)	92121 (Zip code)

Registrant's telephone number, including area code: (858) 458-0900

Item 2. Acquisition or Disposition of Assets.

        On November 13 and 19, 2002, MacroPore Biosurgery, Inc., a Delaware corporation ("MacroPore"), and StemSource, Inc., a privately-held Delaware corporation ("StemSource"), completed a two-step reorganization transaction (the "Merger") pursuant to an Agreement and Plan of Reorganization dated as of October 9, 2002 (the "Merger Agreement") by and among MacroPore, MS Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of MacroPore ("Acquisition Sub"), and StemSource. The initial step of the reorganization transaction involved a merger of Acquisition Sub with and into StemSource, with StemSource continuing as the surviving corporation. This initial step was completed on November 13, 2002. The second step involved a statutory merger of StemSource with and into MacroPore, with MacroPore continuing as the surviving corporation. This second step was completed on November 19, 2002.

        On July 12, 2002, in contemplation of the Merger and in exchange for exclusive negotiating rights with StemSource, MacroPore loaned to StemSource the amount of $1,000,000 in cash (the "MacroPore Loan"), in exchange for which StemSource issued a convertible promissory note. In connection with the Merger, MacroPore has assumed the MacroPore Loan.

        In contemplation of the closing of the Merger, MacroPore purchased from five separate StemSource stockholders an aggregate of 2,717,500 shares of StemSource Common Stock (the "MacroPore Purchases"). The consideration paid by MacroPore in connection with the MacroPore Purchases was an aggregate of $1,862,000 in cash. The source of these funds was MacroPore's working capital. In addition to the MacroPore Loan and the MacroPore Purchases, upon the closing of the Merger, MacroPore delivered to the StemSource stockholders 1,447,785 shares of MacroPore Common Stock in exchange for all the outstanding shares of StemSource Series A Preferred Stock and Common Stock that were not already owned by MacroPore.

        The amount of cash and stock issued by MacroPore in connection with the Merger was determined by arms length negotiations between MacroPore, StemSource and the StemSource stockholders. As a basis for such negotiations, MacroPore management reviewed StemSource's contracts, intellectual property, projections and other factors, such as anticipated synergy between the companies' services and products and anticipated consumer demand for the combined companies' products.

        Before the Merger and the MacroPore Purchases, MacroPore owned approximately 13.5% of the issued and outstanding capital stock of StemSource. In addition, Christopher J. Calhoun, a director of MacroPore and MacroPore's President and Chief Executive Officer, was a member of StemSource's Board of Directors through the closing of Merger (although Mr. Calhoun abstained from voting in such capacity with regard to the Merger Agreement and merger of Acquisition Sub with and into StemSource). Immediately before the closing of the Merger, and giving effect to the MacroPore Purchases, MacroPore owned approximately 38% of the issued and outstanding shares of StemSource capital stock. In connection with the Merger, Marc Hedrick, M.D. and Ronald Henriksen were elected to the Board of Directors of MacroPore, and Dr. Hedrick was also appointed as Chief Scientific Officer of MacroPore.

        MacroPore granted to StemSource stockholders, who acquired at least 10,000 shares of MacroPore Common Stock in the Merger, "piggy back", registration rights (subject to underwriter cut back) under the Securities Act of 1933, as amended, with respect to the shares of MacroPore Common Stock issued in the Merger, and such rights are exercisable in the event MacroPore registers MacroPore Common Stock on behalf of certain named founders of MacroPore.

        StemSource is engaged in research toward the development of therapies based on adult stem cells. MacroPore intends to continue to carry on the business heretofore conducted by StemSource and to use StemSource's plant, equipment and other physical property in the conduct of such business.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Financial statements of business acquired

        StemSource, Inc. Audited Financial Statements:

  •
  Report of Ernst & Young LLP, Independent Auditors

  •
  StemSource, Inc. (A Development Stage Company) Balance Sheet as of December 31, 2001

  •
  StemSource, Inc. (A Development Stage Company) Statement of Operations for the period from January 12, 2001 (inception) through December 31, 2001

  •
  StemSource, Inc. (A Development Stage Company) Statement of Shareholders' Equity for the period from January 12, 2001 (inception) through December 31, 2001

  •
  StemSource, Inc. (A Development Stage Company) Statement of Cash Flows for the period from January 12, 2001 (inception) through December 31, 2001

  •
  StemSource, Inc. Notes to Financial Statements

        StemSource, Inc. Condensed Financial Statements (unaudited):

  •
  StemSource, Inc. (A Development Stage Company) Condensed Balance Sheets as of September 30, 2002 (unaudited) and December 31, 2001

  •
  StemSource, Inc. (A Development Stage Company) Condensed Statements of Operations for the nine months ended September 30, 2002, for the period from January 12, 2001 (inception) to September 30, 2001 (unaudited) and for the period from January 12, 2001 (inception) to September 30, 2002 (unaudited)

  •
  StemSource, Inc. (A Development Stage Company) Condensed Statements of Cash Flows for the nine months ended September 30, 2002, for the period from January 12, 2001 (inception) to September 30, 2001 (unaudited) and for the period from January 12, 2001 (inception) to September 30, 2002 (unaudited)

  •
  StemSource, Inc. (A Development Stage Company) Notes to Condensed Financial Statements

(b)
Pro Forma Financial Information

        Pro Forma Combined Condensed Financial Statements (unaudited):

  •
  Pro Forma Combined Condensed Balance Sheet as of September 30, 2002 (unaudited)

  •
  Pro Forma Combined Condensed Statement of Operations for the nine months ended September 30, 2002 (unaudited)

  •
  Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001 (unaudited)

  •
  Notes to Pro Forma Combined Condensed Financial Statements (unaudited)

(c)
Exhibits

23.1
Consent of Ernst & Young LLP, Independent Auditors

Report of Independent Auditors

Board of Directors
StemSource, Inc.

        We have audited the accompanying balance sheet of StemSource, Inc. (the Company) (a Development Stage Company) as of December 31, 2001, and the related statements of operations, shareholders' equity, and cash flows for the period from January 12, 2001 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of StemSource, Inc. (a Development Stage Company) as of December 31, 2001, and the results of its operations and its cash flows for the period from January 12, 2001 (inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG LLP

February 8, 2002

StemSource, Inc.
(A Development Stage Company)

Balance Sheet

December 31, 2001

Assets
Current assets:
Cash and cash equivalents	$933,867
Prepaid expenses and other	49,815

Total current assets	983,682
Property and equipment, net	282,016
Deposits and other assets	216,134

Total assets	$1,481,832

Liabilities and shareholders' equity
Current liabilities:
Accounts payable and accrued expenses	$112,897

Total current liabilities	112,897
Shareholders' equity:
Convertible preferred stock series A, $.001par value: 4,000,000 shares authorized, 1,426,007 shares issued and outstanding at 2001 (liquidation preference of $1.50 per share)	1,426
Common stock, $.001 par value: 10,000,000 shares authorized, 3,520,000 shares issued and outstanding at 2001	3,520
Additional paid-in capital	2,122,721
Deficit accumulated during the development stage	(758,732)

Total shareholders' equity	1,368,935

Total liabilities and shareholders' equity	$1,481,832

See accompanying notes.

StemSource, Inc.
(A Development Stage Company)

Statement of Operations

Period from January 12, 2001 (inception) through December 31, 2001

Revenues	$3,350
Operating expenses:
Salaries, wages and related benefits	298,400
Laboratory supplies	18,096
Depreciation and amortization	26,031
Other general and administrative expenses	442,897

785,424

Operating loss	(782,074)
Other income:
Investment income	23,342

Total other income	23,342

Net loss	$(758,732)

See accompanying notes.

StemSource, Inc.
(A Development Stage Company)

Statement of Shareholders' Equity

Period from January 12, 2001 (inception) through December 31, 2001

	Convertible Preferred Stock Series A
			Common Stock
					Additional Paid-in Capital	Accumulated Deficit
	Amount	Shares	Amount	Shares			Total
Issuance of common stock	$—	—	$3,520	3,520,000	$—	$—	$3,520
Issuance of convertible preferred stock	1,426	1,426,007	—	—	2,117,584	—	2,119,010
Contribution from shareholders	—	—	—	—	5,137	—	5,137
Net loss	—	—	—	—	—	(758,732)	(758,732)

Balance at December 31, 2001	$1,426	1,426,007	$3,520	3,520,000	$2,122,721	$(758,732)	$1,368,935

See accompanying notes.

StemSource, Inc.
(A Development Stage Company)

Statement of Cash Flows

Period from January 12, 2001 (inception) through December 31, 2001

Operating activities
Net loss	$(758,732)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,031
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(265,949)
Accounts payable and accrued expenses	112,897

Net cash used in operating activities	(885,753)

Investing activities
Purchases of property and equipment	(308,047)

Net cash used in investing activities	(308,047)

Financing activities
Proceeds from issuances of stock, net	2,122,530
Contributions from shareholders	5,137

Net cash provided by financing activities	2,127,667

Net increase in cash and cash equivalents	933,867
Cash and cash equivalents at beginning of year	—

Cash and cash equivalents at end of year	$933,867

See accompanying notes.

StemSource, Inc.
(A Development Stage Company)

Notes to Financial Statements

December 31, 2001

1. Organization and Significant Accounting Policies

Organization

        StemSource, Inc. (the Company), a C-corporation incorporated in Delaware, is primarily focused on the collection, processing, storage and selling of adult stem cells used in tissue engineering. To date, the Company has focused on raising capital and developing its infrastructure.

Certain Risks and Uncertainties

        The Company has a limited operating history and its prospects are subject to the risks and uncertainties frequently encountered by companies in the early stages of development, and particularly by such companies in rapidly evolving and technologically advanced fields such as stem cell and tissue engineering fields. The future viability of the Company is largely dependent on the Company completing development of new products and the raising of additional capital. No assurance can be given that the Company's new products will be successfully developed, acceptance of these products will be achieved, or additional capital will be raised.

Cash Equivalents

        The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

        Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, which generally range from three to five years. The costs of major remodeling and leasehold improvements are capitalized and depreciated over the shorter of the remaining term of the lease or the life of the asset.

Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of

        The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. The Company has determined that no material long-lived assets are impaired at December 31, 2001.

Accounting for Stock-Based Compensation

        SFAS No. 123, "Accounting for Stock-Based Compensation," provides an alternative to Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees." SFAS No. 123 encourages, but does not require, that compensation expense for grants of stock, stock options and other equity instruments to employees be based on the fair value of such instruments. The statement also allows companies to continue to measure compensation expense using the intrinsic value method prescribed by APB Opinion No. 25. The Company has elected to continue using the intrinsic value based method.

        With respect to stock options granted at an exercise price which is less than the fair market value on the date of grant, the difference between the option exercise price and market value at date of grant is charged to operations over the period the options vest. Income tax benefits attributable to stock options are credited to additional paid-in capital when exercised.

        Stock options granted to non-employees are recognized as expense as they are earned using the minimum-value method. As of December 31, 2001, options to purchase a total of 26,667 shares of the Company's common stock had been granted to non-employees, not all of which had been earned.

Income Taxes

        Income taxes are recorded in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method for deferred income taxes.

Fair Value of Financial Instruments

        The Company's balance sheet includes the following financial instruments: cash and cash equivalents and accounts payable and accrued expenses. The Company considers the carrying amounts of current assets and liabilities in the balance sheet to approximate the fair value of these financial instruments because of the relatively short period of time between origination of the instruments and their expected realization.

Concentrations of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents.

Use of Estimates

        The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

2. Property and Equipment

        Property and equipment consists of the following at December 31, 2001:

Equipment and furniture	$240,167
Leasehold improvements	67,880

308,047
Less accumulated depreciation and amortization	26,031

$282,016

3. Defined Contribution Plan

        As of December 31, 2001, the Company's employees participate in a defined contribution plan covering substantially all employees who meet certain eligibility requirements. Under the plan, employees can contribute up to 15% of their annual compensation up to the annual limitation of $10,500. The total expense under the plan was $13,637 in 2001.

4. Income Taxes

        The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes," under which deferred income tax assets and liabilities are recognized for differences between financial and income tax reporting bases of assets and liabilities based on enacted tax rates and laws.

        No deferred tax benefits have been accrued due to the fact that the Company is in the development stage and has no history of earnings.

        The Company has net operating loss (NOL) carry-forwards of $254,000 and $66,000 for federal and California purposes, respectively. These NOLs begin to expire in 2020 for federal and 2010 for California, if not utilized. As a start-up, the Company is not subject to California's 45% reduction of NOLs. Pursuant to the Tax Reform Act of 1986, use of the Company's federal net operating loss carry-forwards may be substantially limited if a cumulative change in ownership of more than 50% occurs in a prescribed period.

5. Shareholders' Equity

Capital Stock

        The total number of shares of capital stock of all classes which the Company is authorized to issue is 14,000,000 shares: 10,000,000 shares of Common Stock and 4,000,000 shares of Series A Convertible Preferred Stock (Preferred Stock). The holders of Preferred Stock are entitled to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted. The Preferred Stock is non-redeemable.

Dividends, and Liquidation and Conversions

        Holders of the Preferred Stock are entitled to preferential dividends. Dividends on each share of the Preferred Stock accrue on a daily basis at the rate of $.105 (adjusted for any stock dividends, combinations or splits with respect to such shares) per annum or, if greater, an amount equal to that paid on any other outstanding shares of the Company. Such dividends are payable only when, as, and if declared by the Board of Directors and are not cumulative.

        Upon any liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock, shall be entitled to receive, $1.50 per share (adjusted for any stock dividends, combinations or splits with respect to such shares), plus all accrued or declared but unpaid dividends on each share.

        Each share of the Preferred Stock shall be convertible, at the option of the holder, at any time after the date of issuance of such share, into such number of fully paid and non-assessable shares of Common Stock as determined by dividing $1.50 by the Series A Conversion Price, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shared of the Preferred Stock shall initially by $1.50 per share of Common Stock.

        Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price upon the earlier, of (i) the date specified by written consent or agreement of holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding or (ii) immediately upon the closing of the sale of the Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933 at public offering price equal to or exceeding $4.50 per share of Common Stock and the aggregate proceeds to the Corporation and/or any selling Shareholders of which exceed $15 million.

6. Stock Options

        The Company has stock option agreements with certain directors, officers and non-employees. Approximately 176,000 options vest over three years and 128,667 vest over four years. The exercise price of the options granted approximated or exceeded the fair market value of the underlying common stock at the date of grant. A summary of the option agreements which exist is as follows:

	December 31, 2001
	Options	Weighted Average Exercise Price
Outstanding, beginning of year	—	—
Granted	304,667	$0.25

Outstanding, end of year	304,667	$0.25

Exercisable, end of year	6,667	$0.25

Price	$0.25

Weighted average fair value of options granted during the year	$0.05

	Options Outstanding		Options Exercisable
Range of Exercise Price	Number Outstanding at 12/31/01	Weighted Average Remaining Contractual Life (# of Months)	Weighted Average Exercise Price	Number Exercisable at 12/31/01	Weighted Average Exercise Price
$0.25	304,667	40.0	$0.25	6,667	$0.25

        The Company has elected to follow APB Opinion No. 25 and related interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 requires use of option valuation models that were not developed for use in valuing stock options. Under APB No. 25, because the exercise price of the Company's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

        Pro forma information regarding net loss and loss per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using a Minimum Value option pricing model with the following weighted average assumptions: expected market price of the Company's common stock at $0.25 for all outstanding option shares, a weighted average expected life of the options of five years, risk-free interest rate of 4.19%, and dividend yield of 0%.

        The Minimum Value option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

        Pro forma disclosures required by SFAS No. 123 include the effects of all stock option awards granted by the Company. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows for the period from January 12, 2001 (inception) through December 31, 2001:

Net loss	$(758,732)
Pro forma net loss	(759,616)

        The Company has reserved 480,000 shares at December 31, 2001, in connection with the stock option agreements.

7. Leases

        The Company leases office space and equipment under non-cancelable operating leases. Future minimum lease payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2001, are as follows:

2002	$168,216
2003	174,012
2004	180,108
2005	186,408
2006	94,806

        Rent expense during 2001 was approximately $84,753.

8. Subsequent Event

        On January 3, 2002, the Company amended its articles of incorporation to increase the total number of authorized shares of capital stock from 14 million to 45 million, the total number of authorized shares of Common Stock from 10 million to 38 million shares, and the total number of authorized shares of Preferred Stock from 4 million to 7 million. In addition, the Company declared a two-for-one stock split increasing the number of shares of common stock outstanding from 3,520,000 to 7,040,000.

StemSource, Inc.
(A Development Stage Company)

Condensed Balance Sheet

	September 30, 2002	December 31, 2001
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$428,000	$934,000
Other current assets	85,000	50,000

Total current assets	513,000	984,000
Property and equipment, net	282,000	282,000
Other assets	218,000	216,000

Total assets	$1,013,000	$1,482,000

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$251,000	$113,000
Convertible promissory note payable, related party	1,000,000	—

Total current liabilities	1,251,000	113,000

Stockholders' equity:
Preferred stock	1,000	1,000
Common stock	4,000	4,000
Additional paid-in capital	2,123,000	2,123,000
Deficit accumulated during the development stage	(2,366,000)	(759,000)

Total stockholders' equity (deficit)	(238,000)	1,369,000

Total liabilities and stockholders' equity	$1,013,000	$1,482,000

See Notes to Condensed Financial Statements.

StemSource, Inc.
(A Development Stage Company)

Condensed Statement of Operations

(Unaudited)

	Nine Months Ended September 30, 2002	Period from January 12, 2001 (Inception) to September 30, 2001	Period from January 12, 2001 (Inception) to September 30, 2002
Revenues:	$13,000	$—	$16,000

Operating expenses:
Research and development	960,000	132,000	1,319,000
Sales and marketing	200,000	—	200,000
General and administrative	449,000	238,000	875,000

Total operating expenses	1,609,000	370,000	2,394,000

Other income (expense):
Interest income	7,000	16,000	30,000
Interest expense	(18,000)	—	(18,000)

Net loss	$(1,607,000)	$(354,000)	$(2,366,000)

See Notes to Condensed Financial Statements.

StemSource, Inc.
(A Development Stage Company)

Condensed Statement of Cash Flows

(Unaudited)

	Nine Months Ended September 30, 2002	Period from January 12, 2001 (Inception) to September 30, 2001	Period from January 12, 2001 (Inception) to September 30, 2002
Cash flows from operating activities:
Net loss	$(1,607,000)	$(354,000)	$(2,366,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	41,000	3,000	67,000
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Other current assets	(35,000)	(232,000)	(301,000)
Other assets	(2,000)		(2,000)
Accounts payable and accrued expenses	138,000	55,000	251,000

Net cash used in operating activities	(1,465,000)	(528,000)	(2,351,000)

Cash flows from investing activities:
Purchases of property and equipment	(41,000)	(52,000)	(349,000)

Net cash used in investing activities	(41,000)	(52,000)	(349,000)

Cash flows from financing activities:
Proceeds from convertible promissory note payable, related party	1,000,000	—	1,000,000
Proceeds from sale of preferred stock	—	2,054,000	2,124,000
Proceeds from sale of common stock	—	4,000	4,000

Net cash provided by financing activities	1,000,000	2,058,000	3,128,000

Net increase (decrease) in cash	(506,000)	1,478,000	428,000
Cash and cash equivalents at beginning of period	934,000	—	—

Cash and cash equivalents at end of period	$428,000	$1,478,000	$428,000

See Notes to Condensed Financial Statements.

StemSource, Inc
(A Development Stage Company)

Notes to Condensed Financial Statements

(Unaudited)

BASIS OF PRESENTATION

        The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals), considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. For further information, refer to the financial statements as of December 31, 2001 and for the period from January 12, 2001 (inception) to December 31, 2001, and notes thereto included herein.

CERTAIN RISKS AND UNCERTAINTIES

        The Company has a limited operating history and its prospects are subject to the risks and uncertainties frequently encountered by companies in the early stages of development, and particularly by such companies in rapidly evolving and technologically advanced fields such as stem cell and tissue engineering fields. The future viability of the Company is largely dependent on the Company completing development of new products and the raising of additional capital. No assurance can be given that the Company's new products will be successfully developed, acceptance of these products will be achieved, or additional capital will be raised.

CONCENTRATIONS OF CREDIT RISK

        Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents.

USE OF ESTIMATES

        The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

REVENUE RECOGNITION

        The Company recognizes revenue from the collection and storage of Stem Cell rich Adipose tissue. The Company recognizes revenue from its StemBank Product when the collection procedure is performed and the Adipose tissue is received by the Company; fees from the procedure are fixed and determinable, and collection is probable. The Company uses the residual method to recognize revenue when a procedure includes elements to be delivered at a future date if evidence of the fair value of all undelivered elements exists. If evidence of the fair value of the undelivered elements does not exist, revenue is deferred on all elements and recognized when all elements are delivered.

        The Company recognizes revenue from storage services as the services are performed.

RECLASSIFICATION ADJUSTMENTS

        Certain accounts of StemSource, Inc. ("StemSource") have been reclassified to conform with MacroPore Biosurgery Inc.'s financial statement presentation.

CONVERTIBLE PROMISSORY NOTE PAYABLE, RELATED PARTY

        On July 12, 2002, MacroPore Biosurgery, Inc. ("MacroPore") a 13.5% equity owner, in contemplation of the Merger and in exchange for exclusive negotiating rights with StemSource, loaned the Company $1,000,000 in exchange for a convertible promissory note ("Note") and a warrant to purchase 100,000 shares of the Company's common stock. The Note had an annual interest rate of 8% and a scheduled maturity date of October 31, 2002. The warrant was to expire on July 12, 2007. The outstanding principal balance and unpaid accrued interest on this Note was convertible, at the option of the Company, into shares of StemSource Series B Preferred Stock at the closing of StemSource's next Series B Preferred Stock financing transaction or series of financing transactions in which the aggregate gross proceeds to StemSource equal or exceed $2,000,000. The value of the warrant was immaterial and accordingly no value has been allocated to it.

        In connection with the Merger described below, Macropore assumed the loan and included the carrying amount in the total consideration paid for StemSource.

LICENSE AGREEMENT

        On October 16, 2001 the Company entered into an exclusive world-wide license agreement with the Regents of the University of California (UC), covering certain patents owned by UC for the life of these patents, with right of sublicense (subject to certain rights retained by another university). The exclusive license covers the following fields of use: cell replacement therapy in humans, gene therapy in humans, cosmetic surgery and reconstructive surgery in humans, research and collaboration services; and the development and commercialization of consumables.

        The agreement calls for an initial lump sum payment and annual payments until such time as the Company begins commercial sales of any products utilizing this technology. Upon achieving commercial sales the Company will pay variable royalties based on the net sales of these products sold. The royalties are further subject to minimum annual royalties increasing annually with a plateau in year five. In addition, the Company is obligated to pay certain milestones upon: the filing of an investigational new drug application, applying for marketing approval, and receiving marketing approval. The Company may also be subject to a substantial variable change of control milestone within sixty days of either: closing of an initial public offering or a change of control transaction. This change in control provision was waived by UC in connection with the acquisition of StemSource by MacroPore.

        Finally, the Company is obligated to reimburse UC for patent prosecution costs on any patents pending or new foreign applications.

MERGER AGREEMENT

        On November 13 and 19, 2002, MacroPore Biosurgery, Inc. and StemSource, Inc. completed a two-step reorganization transaction (the "Merger") pursuant to an Agreement and Plan of Reorganization dated as of October 9, 2002 (the "Merger Agreement") by and among MacroPore, MS

Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of MacroPore ("Acquisition Sub"), and StemSource.

        In contemplation of the closing of the Merger, MacroPore purchased from five separate StemSource stockholders an aggregate of 2,717,500 shares of StemSource Common Stock (the "MacroPore Purchases"). The consideration paid by MacroPore in connection with the MacroPore Purchases was an aggregate of $1,862,000 in cash. The source of these funds was MacroPore's working capital. In addition to the Note and the MacroPore Purchases, upon the closing of the Merger, MacroPore delivered to the StemSource stockholders 1,447,785 shares of MacroPore Common Stock in exchange for all the outstanding shares of StemSource Series A Preferred Stock and Common Stock that were not already owned by MacroPore.

        Before the Merger and the MacroPore Purchases, MacroPore owned approximately 13.5% of the issued and outstanding capital stock of StemSource. In addition, Christopher J. Calhoun, a director of MacroPore and MacroPore's President and Chief Executive Officer, was a member of StemSource's Board of Directors through the closing of Merger (although Mr. Calhoun abstained from voting in such capacity with regard to the Merger Agreement and merger of Acquisition Sub with and into StemSource). Immediately before the closing of the Merger, and giving effect to the MacroPore Purchases, MacroPore owned approximately 38% of the issued and outstanding shares of StemSource capital stock. In connection with the Merger, Marc Hedrick, M.D. and Ronald Henriksen were elected to the Board of Directors of MacroPore, and Mr. Hedrick was also appointed as Chief Scientific Officer of MacroPore.

        MacroPore granted to StemSource stockholders, who acquired at least 10,000 shares of MacroPore Common Stock in the Merger, "piggy back" registration rights (subject to underwriter cut back) under the Securities Act of 1933, as amended, with respect to the shares of MacroPore Common Stock issued in the Merger, and such rights are exercisable in the event MacroPore registers MacroPore Common Stock on behalf of certain named founders of MacroPore.

Unaudited Pro Forma Combined Condensed Financial Statements

        The unaudited pro forma combined condensed balance sheet has been prepared to reflect the StemSource merger as if it occurred on September 30, 2002. The unaudited pro forma combined condensed statements of operations reflect the combined results of operations of MacroPore and StemSource for the year ended December 31, 2001 and the nine months ended September 30, 2002 as if the merger occurred on January 1, 2001.

        The MacroPore Biosurgery Inc. ("MacroPore"), pro forma column represents the combined balance sheets and results of operations for MacroPore, and StemSource, Inc. ("StemSource") adjusted to reflect the impact of the previously reported acquisition. See MacroPore's Current Report on Form 8-K filed on November 13, 2002.

        The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined condensed financial position or results of operations in future periods or the results that actually would have been realized had MacroPore and StemSource been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Macropore included in its: (a) Annual Report on Form 10-K for the year ended December 31, 2001; (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 2002; and (c) Current Report on Form 8-K filed on November 13, 2002.

        The StemSource Merger will be accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standards, or SFAS, No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that amortization of goodwill cease and the carrying value of goodwill be evaluated for impairment at least annually using a fair value test. Identifiable intangible assets will continue to be amortized over their useful live and reviewed at least annually for impairment using a method appropriate to the nature of the intangible asset. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values contained herein are preliminary in nature, and may not be indicative of the final purchase price allocation, which will be based on an assessment of fair value to be performed by an independent appraiser. Any amounts that may be allocable to in-process research and development would be recorded as one time charges and will reduce the goodwill reflected in the pro forma combined condensed balance sheet. Additionally, any amounts allocable to specifically identifiable intangible assets will further reduce the goodwill reflected in the pro forma balance sheet and to the extent such intangibles are deemed to have definite lives, they will be amortized on a straight-line basis over their estimated useful lives. Such preliminary estimates of the fair values of the assets and liabilities of StemSource have been combined with the MacroPore pro forma column in the unaudited pro forma combined condensed financial statements.

MacroPore Biosurgery, Inc.

Pro Forma Combined Condensed Balance Sheet

September 30, 2002

(Unaudited)

	MacroPore Biosurgery, Inc	StemSource, Inc.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$4,302,000	$428,000	$(1,862,000	)(b)	$2,868,000
Short-term investments, available-for-sale	17,432,000	—	—		17,432,000
Accounts receivable	1,527,000	—	—		1,527,000
Inventories	900,000	—	—		900,000
Receivable from the sale of assets, related party	9,000,000	—	—		9,000,000
Note receivable, related party	1,000,000	—	(1,000,000	)(f)	—
Other current assets	847,000	85,000	—		932,000

Total current assets	35,008,000	513,000	(2,862,000)		32,659,000
Property and equipment, net	3,664,000	282,000	(35,000	)(d)	3,911,000
Long-term notes receivable, related party	494,000	—	—		494,000
Other assets	1,088,000	218,000	209,000	(a)	599,000
			1,862,000	(b)
			5,950,000	(c)
			(8,021,000	)(e)
			(707,000	)(g)
Goodwill	—	—	35,000	(d)	8,983,000
			8,021,000	(e)
			(293,000	)(g)
			1,220,000	(i)

Total assets	$40,254,000	$1,013,000	$5,379,000		$46,646,000

See Notes to Pro Forma Combined Condensed Financial Statements.

MacroPore Biosurgery, Inc.

Pro Forma Combined Condensed Balance Sheet

September 30, 2002

(Unaudited)

	MacroPore Biosurgery, Inc	StemSource, Inc.	Pro Forma Adjustments		Pro Forma Combined
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$1,658,000	$251,000	$209,000	(a)	$2,100,000
			(18,000	)(h)
Convertible promissory note payable, related party	—	1,000,000	(1,000,000	)(f)	—
Current portion of capital lease obligations	70,000	—	—		70,000
Current portion of long-term obligations	978,000	—	—		978,000

Total current liabilities	2,706,000	1,251,000	(809,000)		3,148,000
Deferred revenue from license agreement, related party	675,000	—	—		675,000
Deferred gain on sale of assets, related party	8,247,000	—	—		8,247,000
Capital lease obligations, less current portion	46,000	—	—		46,000
Long-term obligations, less current portion	1,004,000	—	—		1,004,000

Total liabilities	12,678,000	1,251,000	(809,000)		13,120,000

Stockholders' equity:
Preferred stock	—	1,000	(1,000	)(g)	—
Common stock	15,000	4,000	2,000	(c)	17,000
			(4,000	)(i)
Additional paid-in capital	68,652,000	2,123,000	5,948,000	(c)	74,600,000
			(999,000	)(g)
			(1,124,000	)(i)
Unearned compensation	(1,314,000)	—	—		(1,314,000)
Accumulated deficit	(34,602,000)	(2,366,000)	18,000	(h)	(34,602,000)
			2,348,000	(i)
Treasury stock	(5,361,000)	—	—		(5,361,000)
Accumulated other comprehensive income	186,000	—	—		186,000

Total stockholders' equity (deficit)	27,576,000	(238,000)	6,188,000		33,526,000

Total liabilities and stockholders' equity	$40,254,000	$1,013,000	$5,379,000		$46,646,000

See Notes to Pro Forma Combined Condensed Financial Statements.

MacroPore Biosurgery, Inc.

Pro Forma Combined Condensed Statement of Operations

Nine Months Ended September 30, 2002

(Unaudited)

	MacroPore Biosurgery, Inc	StemSource, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Sales to related party	$6,870,000	$13,000	$—		$6,883,000
Sales to third parties	249,000	—	—		249,000

	7,119,000	13,000	—		7,132,000
Cost of revenues:
Cost of revenues	2,482,000	—	—		2,482,000
Inventory provision	1,395,000	—	—		1,395,000

Gross profit	3,242,000	13,000	—		3,255,000
Operating expenses:
Research and development	4,144,000	960,000	—		5,104,000
Sales and marketing	2,779,000	200,000	—		2,979,000
General and administrative	2,867,000	449,000	—		3,316,000
Stock based compensation	1,017,000	—	—		1,017,000
Equipment impairment charge	370,000	—	—		370,000

Total operating expenses	11,177,000	1,609,000	—		12,786,000

Other income (expenses):
Interest income	844,000	7,000	(61,000	)(j)	790,000
Interest and other expenses	(223,000)	(18,000)	18,000	(l)	(223,000)
Equity loss in investment	(189,000)	—	189,000	(k)	—

Net income (loss)	$(7,503,000)	$(1,607,000)	$146,000		$(8,964,000)

Basic and diluted net loss per share	$(0.51)	—	—		$(0.56)

Shares used in calculating basic and diluted net loss per share	14,600,611	—	1,447,785		16,048,396

See Notes to Pro Forma Combined Condensed Financial Statements.

MacroPore Biosurgery, Inc.

Pro Forma Combined Condensed Statement of Operations

Year Ended December 31, 2001

(Unaudited)

	MacroPore Biosurgery, Inc	StemSource, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Sales to related party	$5,547,000	$3,000	$—		$5,550,000
Sales to third parties	101,000	—	—		101,000

	5,648,000	3,000	—		5,651,000
Cost of revenues:
Cost of revenues	2,401,000	—	—		2,401,000
Inventory provision	1,750,000	—	—		1,750,000

Gross profit	1,497,000	3,000	—		1,500,000

Operating expenses:
Research and development	5,487,000	359,000	—		5,846,000
Sales and marketing	4,493,000	—	—		4,493,000
General and administrative	3,578,000	426,000	—		4,004,000
Stock based compensation	1,123,000	—	—		1,123,000

Total operating expenses	14,681,000	785,000	—		15,466,000
Other income (expenses):
Interest income	2,249,000	23,000	(86,000	)(j)	2,186,000
Interest and other expenses	(168,000)	—	—		(168,000)
Equity loss in investment	(104,000)	—	104,000	(k)	—

Net income (loss)	$(11,207,000)	$(759,000)	$18,000		$(11,948,000)

Basic and diluted net loss per share	$(0.75)	—	—		$(0.73)

Shares used in calculating basic and diluted net loss per share	14,926,107	—	1,447,785		16,373,892

See Notes to Pro Forma Combined Condensed Financial Statements.

MacroPore Biosurgery, Inc.

Notes to Pro Forma Combined Condensed Financial Statements

(Unaudited)

1. BASIS OF PRESENTATION

        The accompanying unaudited combined condensed pro forma financial statements are based on adjustments to MacroPore's historical financial statements to give effect to the acquisition through pro forma adjustments described in Note 2 below. The unaudited combined condensed pro forma balance sheet assumes the acquisition had occurred on September 30, 2002. The unaudited combined condensed pro forma statements of operations assume the acquisition had occurred on January 1, 2001. These results of operations are not necessarily indicative of results that would have occurred had the acquisition been consummated as of January 1, 2001 or the results that may be attained in the future.

        Certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited combined condensed pro forma financial statements should be read in conjunction with the historical audited financial statements of MacroPore and the historical audited financial statements of StemSource.

        The information in the unaudited condensed pro forma statements of operations for the year ended December 31, 2001, and for the nine months ended September 30, 2002, has been derived from:

  (i)
  the audited statements of operations of MacroPore for the year ended December 31, 2001;

  (ii)
  the audited statement of operations of StemSource for the period January 12, 2001 (inception) to December 31, 2001;

  (iii)
  the unaudited statement of operations of Macropore for the nine months ended September 30, 2002; and

  (iv)
  the unaudited statements of operations of StemSource for the nine months ended September 30, 2002.

        Certain accounts of StemSource, Inc. have been reclassified to conform to with MacroPore Biosurgery Inc.'s financial statement presentation.

        The Company obtained the following assets and assumed certain liabilities, as a result of the acquisition, which will be accounted for using the purchase method of accounting in accordance with the Statement of Financial Accounting Standards, or SFAS, No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations.

Cash paid	$1,862,000
Stock issued	5,950,000
Minority interest	707,000
Convertible note payable assumed	1,000,000
Other liabilities assumed	426,000

Total consideration given	$9,945,000

Tangible assets acquired	$962,000
Goodwill acquired	8,983,000

Total consideration received	$9,945,000

        The allocation of the purchase price to the assets acquired was based on preliminary estimates of fair value. The Company is currently waiting to receive a third party valuation for the fair value of the acquired intangibles, and fair value of in process research and development. Any amount ultimately allocated to in-process research and development will be reclassified from the $8,983,000 amount currently allocated to goodwill and be expensed in the period of acquisition. Any amounts ultimately allocated to identifiable intangible assets will also be reclassified from goodwill and, to the extent they are deemed to have definite lives, will be amortized over their estimated useful lives.

2. ADJUSTMENTS TO THE HISTORICAL FINANCIAL STATEMENTS

        The following unaudited pro forma adjustments have been made to the historical financial statements:

BALANCE SHEET

(a)
To reflect the cash paid for acquisition expenses in conjunction with the purchase transaction.

(b)
To reflect MacroPore's cash payment to StemSource's shareholders for the acquisition of 2,717,500 shares of StemSource Common Stock that were not already owned by MacroPore.

(c)
To reflect the issuance of 1,447,785 MacroPore shares at $4.11 as merger consideration.

(d)
StemSource's fixed assets have been adjusted to estimated net realizable value.

(e)
To record unallocated goodwill related to the acquisition of StemSource.

(f)
To eliminate convertible promissory note from MacroPore Biosurgery to StemSource.

(g)
To eliminate MacroPore's equity investment in StemSource.

(h)
To eliminate accrued interest expense on convertible promissory note from MacroPore to StemSource.

(i)
To reflect the elimination of StemSource's net equity.

STATEMENTS OF OPERATIONS

(j)
To reflect the reduction of interest income due to the reduction of cash and short-term investments related to the acquisition of StemSource.

(k)
To eliminate the MacroPore equity loss in investment that relates to StemSource.

(l)
To eliminate StemSource interest expense related to MacroPore's $1,000,000 convertible promissory note payable.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

MacroPore Biosurgery, Inc.
Date: January 27, 2003	By:	/s/ CHRISTOPHER J. CALHOUN
	Name:	Christopher J. Calhoun
	Title:	President and Chief Executive Officer

QuickLinks

  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Report of Independent Auditors
StemSource, Inc. (A Development Stage Company) Balance Sheet December 31, 2001
StemSource, Inc. (A Development Stage Company) Statement of Operations Period from January 12, 2001 (inception) through December 31, 2001
StemSource, Inc. (A Development Stage Company) Statement of Shareholders' Equity Period from January 12, 2001 (inception) through December 31, 2001
StemSource, Inc. (A Development Stage Company) Statement of Cash Flows Period from January 12, 2001 (inception) through December 31, 2001
StemSource, Inc. (A Development Stage Company) Notes to Financial Statements December 31, 2001
StemSource, Inc. (A Development Stage Company) Condensed Balance Sheet
StemSource, Inc. (A Development Stage Company) Condensed Statement of Operations (Unaudited)
StemSource, Inc. (A Development Stage Company) Condensed Statement of Cash Flows (Unaudited)
StemSource, Inc (A Development Stage Company) Notes to Condensed Financial Statements (Unaudited)
  Unaudited Pro Forma Combined Condensed Financial Statements
MacroPore Biosurgery, Inc. Pro Forma Combined Condensed Balance Sheet September 30, 2002 (Unaudited)
MacroPore Biosurgery, Inc. Pro Forma Combined Condensed Balance Sheet September 30, 2002 (Unaudited)
MacroPore Biosurgery, Inc. Pro Forma Combined Condensed Statement of Operations Nine Months Ended September 30, 2002 (Unaudited)
MacroPore Biosurgery, Inc. Pro Forma Combined Condensed Statement of Operations Year Ended December 31, 2001 (Unaudited)
MacroPore Biosurgery, Inc. Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)
SIGNATURE